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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the use in the Prospectus constituting part of this
Registration Statement on Form S-1 of our report dated February 12, 1999, except as to Note 12, which is as of May 28, 1999, relating to the financial statements of Digital Insight Corporation, which appears in such Prospectus. We also consent to the application of such report to the Financial Statement schedule for each of the three years in the period ended December 31, 1998 listed under
Item 16(b) of this Registration Statement when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this schedule. We also consent to the references to us under the heading "Experts" in such Prospectus.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Costa Mesa, California

September 8, 1999